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
                                                                   Exhibit 99.2


                               Ford Motor Company

                2001 NORTH AMERICAN PRODUCTION AND OVERSEAS SALES
                -------------------------------------------------

                                                                         2001 Planned
                                                             ------------------------------------------------
                                               First         Second        Third         Fourth        Full
                                               Quarter       Quarter       Quarter       Quarter       Year
                                               -------       -------       -------       -------       ----
                                                (000)         (000)         (000)         (000)        (000)

North American Production and Imports
-------------------------------------

Car                                              373           432

Truck                                            705           758
                                               -----         -----         -----           -----       -----
   North American Production                   1,078         1,190

Imports (Volvo, Jaguar, Land Rover, Fiesta)       50            69
                                               ------       ------         -----           -----       -----

   Total North America (Incl. Imports)         1,128         1,259


Overseas Vehicle Unit Sales                      699           710
                                               -----         -----         -----           -----       -----

Ford Worldwide                                 1,827         1,969
                                               =====         =====         =====           =====       =====

Over/(Under) Prior
------------------

   North America
                  Units:
                  - Issue                                      (37)
                  - Quarter                       (9)          131
                  - Year                        (202)         (118)

                  Percentage:
                  - Issue                                      (3)%
                  - Quarter                      (1)%           12%
                  - Year                        (15)%          (9)%

   Overseas
                  Units:
                  - Issue                                        0
                  - Quarter                       72            11
                  - Year                         105            28

                  Percentage:
                  - Issue                                       0%
                  - Quarter                       11%           2%
                  - Year                          18%           4%

   Worldwide
                  Units:
                  - Issue                                      (37)
                  - Quarter                       63           142
                  - Year                         (97)          (90)

                  Percentage:
                  - Issue                                     (2)%
                  - Quarter                        4%           8%
                  - Year                         (5)%         (4)%

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                                                              Investor Relations
                                                                          5/1/01